UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2013

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

As disclosed in a previously filed Form 8-K, on May 20, 2013, iCAD, Inc. (the “Company”) adjourned its annual meeting to provide its stockholders additional time to vote on proposal 2, which related to the amendment to its certificate of incorporation. The charter amendment requires the affirmative vote of the holders of a majority of all shares outstanding for adoption. On May 31, 2013, the Company reconvened its 2013 annual meeting of stockholders. The results of the reconvened meeting were as follows:

The votes cast by stockholders with respect to the approval of an amendment to the Company’s Certificate of Incorporation to reduce the authorized shares were as follows:

8,703,698 shares FOR the proposal, 140,466 shares AGAINST the proposal and 24,544 ABSTENTIONS.

In light of the stockholders’ non-binding advisory vote approving the frequency of future advisory votes on the resolution to approve named executive officer compensation, the Company will annually include a stockholder vote on the compensation of executives in its proxy material until the next required vote on the frequency of stockholder votes on named executive officer compensation. The Company is required to hold an advisory vote on the frequency of the Say on Pay Vote every six years.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin C. Burns
Kevin C. Burns Executive Vice President of Finance and Chief Financial Officer

Date: June 4, 2013